Exhibit 99.1

Contacts:
Media	Investors
Sherry Johnson	Gary Kohn
+1-720-332-4750	+1-720-332-8276
sherry.l.johnson@westernunion.com	gary.kohn@westernunion.com

Western Union Reports Second Quarter Earnings Per Share of $0.26

- Raises 2007 Operating Cash Flow Expectation to $1 Billion -

- Accelerates Stock Repurchases -

Englewood, Colo., July 24, 2007 – The Western Union Company (NYSE: WU) today reported financial results for the second quarter.

Highlights for the second quarter include:

•	Revenue of $1.2 billion, up 8%

•	Earnings per share of $0.26

•	Operating income margin of 27%

•	Consumer-to-consumer revenue exceeds $1 billion in the quarter

•	Year-to-date cash provided by operating activities of $487 million

For purposes of comparison, the earnings per share result of $0.26 for the second quarter includes, among other items, a total of $0.04 for incremental expenses associated with being a public company, including incremental interest expense that the company did not have in the second quarter of last year when it was still a segment of First Data.

Commenting on the quarter, President and Chief Executive Officer Christina Gold said, “We are pleased to deliver second quarter financial results that are in-line with our expectations and are consistent with our full-year guidance. I am particularly encouraged that in our Mexico business we have achieved transaction acceleration throughout the quarter.

“The international consumer-to-consumer business delivered another strong quarter with revenue growth of 14% on transaction growth of 20%,” Gold continued. “In fact, Western Union expects to generate nearly $2.5 billion in revenue during 2007 from a subset of our international business, those transactions that originate outside of the United States. This group of transactions grew even faster, posting 21% revenue growth and 29% transaction growth.”

Total revenue for the second quarter was $1.2 billion, up 8% from last year’s second quarter. Operating income was $323 million and the operating income margin was 27% compared to 29% in last year’s second quarter. Both operating income and operating income margin were impacted by $10 million of incremental independent public company expenses compared to $2 million in the second

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quarter of 2006. Net income was $205 million and was impacted by $47 million in incremental pre-tax interest expense compared to the second quarter of 2006. The effective tax rate for the quarter was 31% down from 32% in the second quarter of 2006.

During the second quarter, Western Union repurchased 7.8 million shares for $168 million at an average cost of $21.61 per share. Western Union has now repurchased a total of 13.8 million shares for more than $300 million and has nearly $700 million remaining under its board-authorized repurchase plan.

Total consumer-to-consumer revenue grew 7% to more than $1.0 billion in the second quarter on transaction growth of 14%. This was the first time in Western Union history that this segment exceeded $1.0 billion in quarterly revenue.

Western Union has been executing on a four-part strategy to improve its Mexico business. As a result of the targeted efforts, transaction growth was 5% and strengthened progressively through the quarter with 9% transaction growth in June. The company expects the 7% revenue decline in the second quarter from the Mexico business to moderate as the year progresses. The company noted that the second quarter 2007 spread between revenue and transaction growth primarily reflects foreign exchange reductions it took for its Mexico business in prior quarters. With the exception of certain Mother’s Day promotions, Western Union took no new significant pricing initiatives in the Mexico market in the second quarter of 2007.

As a result of the immigration debate and broader market softness in the U.S., the domestic consumer-to-consumer business saw a 10% decrease in revenue and a 5% decrease in transactions for the quarter, showing modest sequential improvement over the first quarter 2007. In a trend paralleling the Mexico business, domestic transaction volume improved in each successive month of the second quarter with June showing the smallest decline of 3%.

Western Union continued to strengthen its agent network through key renewals and new signings. Among these were: Checksmart and Ahold in the U.S., Australia Post, Nepal Post, Israel Postal Company, Ecobank covering a potential 17 countries in Africa, and Cash Express Services in Bulgaria. The company also renewed its cooperation agreement with Eurogiro, which has 24 Western Union agents among its membership including Deutsche Postbank, La Banque Postale of France and Correos y Telegrafos of Spain. Orlandi Valuta added 14 new agents throughout Latin America and the Caribbean. This brings the total number of agent locations to over 312,000 worldwide.

The consumer-to-business segment grew revenue 13% to $175 million in the quarter, including $15 million of revenue from the December 2006 Servicio Electrónico De Pago S.A., or Pago Fácil, acquisition. Operating income margin was 32%.

Management raised its expectation for cash from operating activities to $1 billion from $900 million. In addition, capital expenditures are now expected to be less than $200 million this year. Western Union plans to accelerate its stock repurchase activity with a goal to repurchase an additional $300 million to $400 million of company stock in the second half of 2007.

Investor and Analyst Conference

Western Union President and Chief Executive Officer Christina Gold will host a conference call and webcast at 8:30 a.m. Eastern Time today. Joining Christina on the conference call will be Scott Scheirman, Executive Vice President and Chief Financial Officer.

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To listen to the conference call live via telephone, dial 888-680-0892 (U.S.) or +1-617-213-4858 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 31559165.

The conference call will also be available via webcast at www.westernunion.com. Registration for the event is required, so please allow at least five minutes to register prior to the scheduled start time.

A replay of the call will be available one hour after the call ends through July 31, 2007 at 5:00 p.m. Eastern Time at 888-286-8010 (U.S.) or +1-617-801-6888 (outside the U.S.). The pass code is 55762912. A webcast replay will be available at www.westernunion.com for the same time period.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Definition of Incremental Independent Public Company Expenses

Incremental independent public company expenses include the costs of staffing additions and related costs to replace support previously provided by First Data Corporation, Western Union’s corporate parent until September 29, 2006, as well as additional costs for corporate governance, information technology, corporate branding and global public affairs, benefits and payroll administration, procurement, workforce reorganization, stock compensation, and other expenses related to being a stand-alone public company. These costs also include recruiting and relocation expenses associated with hiring management positions new to Western Union, other employee compensation expenses, and temporary labor used to develop ongoing processes. These expenses are those in excess of amounts allocated to the company by First Data prior to September 29, 2006 or beyond amounts that the company presumes First Data would have allocated subsequently thereto. The company expects most of these expenses will continue to be incurred in future periods.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains forward-looking statements regarding projected future results. Forward-looking statements include all statements that do not relate solely to historical or current facts, and generally can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “could,” “would,” “likely,” “intend” or “continue.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. These factors include, but are not limited to: the impact of our spin-off from First Data Corporation; changes in immigration laws, patterns and other factors related to immigrants; the integration of significant businesses and technologies we acquire and the realization of anticipated synergies from these acquisitions; technological changes, particularly with respect to e-commerce; our ability to attract and retain qualified key employees; changes in laws, regulations or industry standards affecting our businesses; changes in foreign exchange rates or spreads, including those applicable to money transfer transactions; changes in the political or economic climate in countries in which we operate; continued growth in the consumer money transfer market and other markets in which we operate at rates approximating recent levels; our ability to compete effectively in the money transfer industry with respect to global and niche or corridor money transfer providers, United States and international banks, card associations, telecommunications providers, card-based payments providers and a number of other types of competitive service providers; our ability to maintain our agent network; implementation of Western Union agent agreements according to schedule; no interruption of United States government relations with countries in which Western Union has or is implementing material agent agreements; successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software and other intellectual property patent protection; successfully managing credit and fraud risks from our agents and from consumers; unanticipated developments relating to lawsuits, investigations or similar matters; catastrophic events; and any material breach of security of any of our systems.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global money transfer services. Together with its affiliates, Orlandi Valuta, Vigo and Pago Fácil, Western Union provides consumers with fast, reliable and convenient ways to send and receive money around the world, as well as send payments and purchase money orders. It operates through a network of more than 312,000 Agent locations in over 200 countries and territories. Famous for its pioneering telegraph services, the original Western Union dates back to 1851. For more information, visit www.westernunion.com.

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THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Revenues:
Transaction fees	$981.4	$921.7	6%	$1,911.5	$1,791.6	7%
Foreign exchange revenue	185.8	165.1	13%	352.4	309.6	14%
Commission and other revenues	35.7	26.8	33%	70.0	55.4	26%

Total revenues	1,202.9	1,113.6	8%	2,333.9	2,156.6	8%

Expenses:
Cost of services	687.9	595.6	15%	1,333.5	1,153.4	16%
Selling, general and administrative	192.3	191.6	0%	373.1	364.1	2%

Total expenses (b)	880.2	787.2	12%	1,706.6	1,517.5	12%

Operating income	322.7	326.4	-1%	627.3	639.1	-2%

Interest expense (b)	(46.8)	(0.3)	(a )	(94.8)	(0.7)	(a )
Interest income	19.1	7.2	(a )	38.6	12.7	(a )
Interest income from First Data, net	—	12.0	(a )	—	23.5	(a )
Derivative gains/(losses), net	1.4	(21.6)	(a )	3.1	(27.2)	(a )
Foreign exchange effect on notes receivable from First Data, net	—	(3.3)	(a )	—	(4.1)	(a )
Other income, net	1.8	3.4	(a )	6.1	5.4	(a )

Total other (expense) / income, net	(24.5)	(2.6)	(a )	(47.0)	9.6	(a )

Income before income taxes	298.2	323.8	-8%	580.3	648.7	-11%
Provision for income taxes	93.7	104.9	-11%	182.6	210.0	-13%

Net income	$204.5	$218.9	-7%	$397.7	$438.7	-9%

Earnings per share:
Basic	$0.27	$0.29	-7%	$0.52	$0.57	-9%
Diluted	$0.26	$0.29	-10%	$0.51	$0.57	-11%

Weighted-average shares outstanding: (c)
Basic	764.8	763.9		766.5	763.9
Diluted	779.0	763.9		781.1	763.9

(a)	Calculation not meaningful
(b)	During the first and second quarters of 2007, Western Union incurred higher corporate overhead and interest costs, many of which are recurring, as a result of its separation from First Data. Prior to September 29, 2006, the businesses that comprise Western Union were wholly-owned subsidiaries of First Data.
(c)	For all periods prior to September 29, 2006 (date of spin-off from First Data), basic and diluted earnings per share are computed utilizing the shares outstanding at September 29, 2006.

THE WESTERN UNION COMPANY

CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

(unaudited)

	June 30, 2007	December 31, 2006
Assets
Cash and cash equivalents	$1,487.8	$1,421.7
Settlement assets	1,250.3	1,284.2
Property and equipment, net of accumulated depreciation of $231.3 and $213.1, respectively	192.9	176.1
Goodwill	1,647.2	1,648.0
Other intangible assets, net of accumulated amortization of $236.6 and $211.4, respectively	283.2	287.7
Other assets	466.3	503.4

Total assets	$5,327.7	$5,321.1

Liabilities and Stockholders’ (Deficiency)
Liabilities:
Accounts payable and accrued liabilities	$543.8	$554.8
Settlement obligations	1,249.0	1,282.5
Pension obligations	52.8	52.9
Deferred tax liability, net	263.8	274.8
Borrowings	3,155.8	3,323.5
Other liabilities	148.5	147.4

Total liabilities	5,413.7	5,635.9

Stockholders’ (Deficiency):
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 772.7 shares and 772.0 shares issued, respectively	7.7	7.7
Capital deficiency	(410.2)	(437.1)
Retained earnings	570.7	208.0
Accumulated other comprehensive loss	(67.6)	(73.5)
Less: Treasury Stock at cost, 8.6 shares and 0.9 shares, respectively	(186.6)	(19.9)

Total Stockholders’ (Deficiency)	(86.0)	(314.8)

Total Liabilities and Stockholders’ (Deficiency)	$5,327.7	$5,321.1

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Six Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$397.7	$438.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22.7	16.2
Amortization	38.6	32.9
Deferred income tax provision	5.1	21.5
Realized gain on derivative instruments	—	(7.9)
Other non-cash items, net	28.2	18.9
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Other assets	24.6	(39.4)
Accounts payable and accrued liabilities	(17.8)	(10.4)
Other liabilities	(12.0)	11.4

Net cash provided by operating activities	487.1	481.9

CASH FLOWS FROM INVESTING ACTIVITIES
Capitalization of contract costs	(9.7)	(79.9)
Capitalization of purchased and developed software	(15.2)	(2.0)
Purchases of property and equipment	(43.8)	(32.5)
Notes receivable issued to agents	(5.6)	(140.0)
Repayments of notes receivable issued to agents	10.9	—
Cash received on maturity of foreign currency forwards	—	7.9

Net cash used in investing activities	(63.4)	(246.5)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments of commercial paper	(164.6)	—
Repayments of net borrowings under credit facilities	(3.0)	—
Proceeds from exercise of options	90.5	—
Purchase of treasury shares	(280.5)	—
Advances from affiliates of First Data	—	17.7
Repayments of notes payable to First Data	—	(100.0)
Additions to notes receivable from First Data	—	(7.5)

Net cash used in financing activities	(357.6)	(89.8)

Net change in cash and cash equivalents	66.1	145.6
Cash and cash equivalents at beginning of period	1,421.7	510.2

Cash and cash equivalents at end of period	$1,487.8	$655.8

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(in millions)

(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Revenues:
Consumer-to-Consumer:
External revenue
Transaction fees	$811.8	$763.9	6%	$1,563.0	$1,469.4	6%
Foreign exchange revenue	185.4	164.6	13%	351.7	308.9	14%
Other revenues	9.6	8.5	13%	18.4	15.5	19%

Total Consumer-to-Consumer:	1,006.8	937.0	7%	1,933.1	1,793.8	8%
Consumer-to-Business:
External revenue
Transaction fees	160.4	146.4	10%	329.2	297.7	11%
Other revenues	14.5	8.1	79%	27.9	18.6	50%

Total Consumer-to-Business:	174.9	154.5	13%	357.1	316.3	13%
Other:
External revenue	21.2	22.1	-4%	43.7	46.5	-6%
Internal revenue	—	—	(a )	—	0.9	(a )

Total Other:	21.2	22.1	-4%	43.7	47.4	-8%
Eliminations	—	—	(a )	—	(0.9)	(a )

Total revenues	$1,202.9	$1,113.6	8%	$2,333.9	$2,156.6	8%

Operating income:
Consumer-to-Consumer	$262.0	$269.5	-3%	$500.7	$516.6	-3%
Consumer-to-Business	55.1	53.5	3%	116.0	112.2	3%
Other	5.6	3.4	(a )	10.6	10.3	(a )

Total operating income	$322.7	$326.4	-1%	$627.3	$639.1	-2%

Operating profit margin:
Consumer-to-Consumer	26.0%	28.8%	-3 pts	25.9%	28.8%	-3 pts
Consumer-to-Business	31.5%	34.6%	-3 pts	32.5%	35.5%	-3 pts
Other	26.4%	15.4%	(a )	24.3%	21.7%	(a )
Total operating profit margin	26.8%	29.3%	-3 pts	26.9%	29.6%	-3 pts

Depreciation and Amortization:
Consumer-to-Consumer	$24.4	$18.9	29%	$47.8	$37.7	27%
Consumer-to-Business	5.5	4.6	20%	11.7	9.2	27%
Other	1.0	1.0	0%	1.8	2.2	-18%

Total depreciation and amortization	$30.9	$24.5	26%	$61.3	$49.1	25%

(a)	Calculation not meaningful

THE WESTERN UNION COMPANY

KEY INDICATORS

(in millions)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Transactions
Consumer-to-Consumer	41.7	36.6	14%	79.5	69.9	14%
Consumer-to-Business	99.3	59.5	67%	199.7	120.7	65%

Revenue
Consumer-to-Consumer	$1,006.8	$937.0	7%	$1,933.1	$1,793.8	8%
Consumer-to-Business	$174.9	$154.5	13%	$357.1	$316.3	13%

	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007
Consumer-to-Consumer Transaction Growth
International (a)	20%	20%
Domestic (b)	-5%	-5%
Mexico (c)	5%	4%
Consumer-to-Consumer	14%	14%

Consumer-to-Consumer Revenue Growth
International (a)	14%	14%
Domestic (b)	-10%	-11%
Mexico (c)	-7%	-7%
Consumer-to-Consumer	7%	8%

	Three Months Ended June 30, 2007		Six Months Ended June 30, 2007
	Including SEPSA	Excluding SEPSA	Including SEPSA	Excluding SEPSA
Consumer-to-Business Transaction Growth	67%	1%	65%	1%

Consumer-to-Business Revenue Growth	13%	3%	13%	4%

(a)	Represents transactions between and within foreign countries (excluding Canada and Mexico), transactions originated in the United States or Canada destined for foreign countries and foreign country transactions destined for the United States or Canada. Excludes all transactions between or within the United States and Canada and all transactions to and from Mexico as reflected in (b) and (c) below.
(b)	Represents all transactions between and within the United States and Canada.
(c)	Represents all transactions to and from Mexico.